UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2007

GOFISH CORPORATION
(f/k/a Unibio Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-131651	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Third Street, Suite 260
San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

(415) 738-8705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2007, GoFish Corporation (GoFish) entered into an Agreement and Plan of Merger (Merger Agreement) pursuant to which Bolt, Inc., a/k/a Bolt Media, Inc., a Delaware corporation (Bolt) will merge with and into a wholly-owned subsidiary of GoFish known as BM Acquisition Corp., Inc., a Delaware corporation (Merger Subsidiary). The Merger will be in consideration for shares of GoFish common stock that GoFish has agreed to issue to the stockholders of Bolt. If the Merger occurs, Bolt will become a wholly-owned subsidiary of GoFish. Consummation of the Merger is subject to a number of conditions precedent. . The Merger is expected to be consummated during the late second quarter or early second quarter of 2007. The following summarizes the material terms of the Merger Agreement and the related agreements pertaining to the Merger.

GoFish is the leading publicly-traded online video company where millions of people come to watch, upload and share videos. Bolt operates websites for online communities, including Bolt.com, a popular youth-oriented website, focused on enabling people to interact and express themselves in unique ways through user-generated media including video, photos and personal blogs. Bolt, based in New York, New York with 22 employees, reported revenue of approximately $7 million (unaudited) for the year ended December 31, 2006.

A copy of the press release issued February 12, 2007 by GoFish and Bolt announcing the Merger is attached hereto as Exhibit 99.1.

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

The Merger Agreement is by and among GoFish, the Merger Subsidiary, Bolt and John Davis, acting in the capacity of Indemnification Representative. Before their entry into the Merger Agreement, no material relationship existed between GoFish and Bolt. A copy of the Merger Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, on the closing date of the Merger (scheduled to occur on March 15, 2007 but in any event by April 29, 2007), Bolt will merge with and into the Merger Subsidiary, with the Merger Subsidiary (to be renamed “Bolt, Inc.”) remaining as the surviving corporation, thereby becoming a wholly-owned subsidiary of GoFish. The parties expect the Merger to be accounted for as a tax-free exchange of shares under applicable provisions of the United States Internal Revenue Code.

GoFish Shares to be Issued in the Merger

At the closing of the Merger, GoFish will satisfy approximately $1.9 million of certain debt and Merger transaction expenses of Bolt by issuing shares of GoFish common stock, valued at $4.50 per share. GoFish will assume the remaining liabilities of Bolt as a result of the Merger.

Bolt’s outstanding equity securities consist of preferred stock, common stock, stock options and warrants to acquire common stock. Prior to the Merger, the parties contemplate that the holders of all outstanding warrants will either exercise their warrants or that these warrants will terminate, and that the holders of all (or substantially all) outstanding options will be exercised.

The Bolt preferred stock outstanding immediately prior to the consummation of the Merger will be converted into the right to receive GoFish common stock according to the liquidation preference of these preferred shares (approximately $2 million, including accrued dividends), valued at $4.50 per share.

The Bolt common stock outstanding immediately prior to the Merger (except for any shares as to which the common stock holders have exercised dissenters’ rights under Delaware law) will be converted into the right to receive GoFish common stock, as follows:

(1) $500,000 in the form shares of GoFish common stock, valued at $4.50 per share, will be issued at the closing to the former holders of Bolt common stock, of none of which are allocated to Aaron Cohen, Jay Gould and Caron Kramer, three of Bolt’s common stock holders and executive officers of Bolt, and certain other employees of Bolt (collectively, the Managing Shareholders) and all of which are allocated to the remaining Bolt common stock holders.

(2) Up to $12.5 million in the form of shares of GoFish common stock, valued at $4.50 per share, will be issued over the first three years from the closing date to the former holders of Bolt common stock, of which $5.5 million will be issued on the first anniversary of the closing date, $4 million will be issued on the second anniversary of the closing date and $3 million will be issued on the third anniversary of the closing date. Up to an additional $5 million in the form of GoFish common stock, valued at $4.50 per share, will also be issuable as of the first anniversary of the closing date if certain events occur. 80% of these shares will be allocated to the Managing Shareholders and 20% will be allocated to the other Bolt common stock holders.

(3) Up to $5 million in the form of GoFish common stock, valued at $4.50 per share, will be issuable at the end of GoFish’s fiscal year 2008 if certain revenue milestones are met. If revenue is 2008 revenue is $12 million milestone (including revenue resulting from operations of any subsequently acquired businesses), this amount will be $2.5 million in GoFish shares. If 2008 revenue is between $25 million ad $30 million (excluding revenue resulting from operations of any subsequently acquired businesses), this amount will be $1.25 million (in addition to the first $2.5 million) in GoFish shares. If 2008 revenue is $30 million or more (excluding revenue resulting from operations of any subsequently acquired businesses), this amount will be $1.25 million (in addition to the first $2.5 million and the second $1.25 million) in GoFish shares. 80% of these shares will be allocated to the Managing Shareholders and 20% will be allocated to the remaining Bolt common stock holders.

The GoFish shares described in paragraphs (2) and (3) above will not be issuable if Aaron Cohen resigns (other than for certain permitted reasons) or is terminated by GoFish for cause. Further, a Managing Shareholder shall be in the employ of GoFish when GoFish shares become issuable in order to receive all shares allocated to him or her. If a Managing Shareholder’s employment is terminated by GoFish without cause or for certain other reasons, the Managing Shareholder shall be entitled to receive one-half of any GoFish shares that thereafter would have become issuable to him or her. If a Managing Shareholder resigns (other than for certain permitted reasons) or is terminated by GoFish for cause, he or she will not be entitled to receive any GoFish shares that would otherwise thereafter become issuable. To the extent that GoFish shares do not become issuable to the Managing Shareholders, then one-half of these shares shall be reallocated to the other persons who held Bolt common stock immediately prior to the Merger and GoFish shall not be required to issue the remaining one-half of these shares.

Of the shares of GoFish common stock to be issued at the closing of the Merger to the persons who held Bolt preferred stock and common stock immediately prior to the Merger, 10% (or, a total of approximately $250,000 in GoFish shares) will be placed in escrow upon issuance for a one-year period to support the indemnification obligations of the Bolt stockholders set forth in the Merger Agreement. Indemnification claims satisfied under the escrow will be applied first to the escrow shares posted by the common stockholders and second to the escrow shares posted by the preferred stockholders of Bolt. Following the first anniversary of the closing date, upon issuance, $1.5 million in GoFish common stock, valued at $4.50 per share, will be placed in escrow, and will remain in escrow for a further six months (unless distributed to the stockholders or to GoFish to satisfy indemnification claims). A copy of the form of Escrow Agreement for this purpose is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up of GoFish Shares

Each of the Bolt stockholders and other persons who will receive GoFish common stock as a result o the Merger will enter into a written Lock-Up Agreement, pursuant to which the stockholders will not be permitted to sell their shares of GoFish common stock for a period of between eleven and 30 months from the closing date of the Merger. The form of the Lock-Up Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights

On the closing date, the GoFish will enter into a Registration Rights Agreement with the former Bolt stockholders, pursuant to which GoFish will agree to file a Registration Statement with the SEC covering the resale of the common stock to be issued in the Merger eleven months from the closing date, and to use its best reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter. Also, pursuant to the Registration Rights Agreement, GoFish shall use commercially reasonable efforts to maintain the effectiveness of this Registration Statement through the second anniversary of the date the Registration Statement is declared effective by the SEC or until Rule 144(k) of the Securities Act is available to the investors in the Offering with respect to all of their shares, whichever is earlier. The form of Registration Rights Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment of Managing Shareholders following the Merger

GoFish expects to continue to employ each of the Managing Shareholders following the Merger. In that connection, GoFish or the surviving corporation of the Merger will enter into employment agreements with certain of the Managing Shareholders. The form of Employment Agreement for this purpose (absent specific terms pertaining to each employee’s individual compensation and other individualized terms) is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Representations and Warranties of Bolt and GoFish

Bolt made a number of representations and warranties to GoFish under the Merger Agreement, including those pertaining to Bolt’s capitalization, the authorization of Bolt to enter into and perform its obligations under the Merger Agreement, compliance with applicable laws, accuracy of Bolt’s financial statements provided to GoFish and the lack of changes thereto and the lack of undisclosed liabilities thereon, certain tax matters, matters pertaining to Bolt’s property (including its intellectual property), disclosure with respect to Bolt’s material contracts and relations with customers and suppliers, absence of undisclosed litigation and certain employment matters.

GoFish also made a number of representations and warranties to Bolt under the Merger Agreement to Bolt and the former common stockholders of Bolt, including those pertaining to Bolt’s capitalization, the authorization of Bolt to enter into and perform its obligations under the Merger Agreement, compliance with applicable laws, including with respect to GoFish’s SEC filings, accuracy of GoFish’s financial statements included in GoFish’s SEC filings, solvency of GoFish and the resources available to complete the Merger, matters pertaining to GoFish’s intellectual property and absence of GoFish’s need to obtain stockholder approval to consummate the Merger under applicable law.

The common stockholders of Bolt prior to the Merger agreed to indemnify GoFish, and GoFish agreed to indemnify said Bolt stockholders, for damages arising from breached representations and warranties. The escrowed shares will remain on deposit with the escrow agent (US Bank and Trust Company) for one year following completion of the Merger. The Indemnification Representative will administer on behalf of the Bolt stockholders any indemnification claims which GoFish may make.

Covenants of Bolt and GoFish

The parties agreed to use their best efforts to take all measures necessary, proper and advisable to consummate the merger and related transactions. Notably, Bolt agreed to use its reasonable best efforts to obtain, as promptly as possible, the approval of the Merger by Bolt’s stockholders. Further, Aaron Cohen, Jason Gould and Lou Kerner, who collectively hold a majority of Bolt’s outstanding common stock, have entered into a written agreement pursuant to which they have agreed to vote their shares in favor of the Merger and not to vote their shares in favor of any transaction which may be proposed as an alternative to the Merger. A copy of the Shareholders Support Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. Bolt also agreed not to engage in discussions with third parties with respect to a possible alternate transaction to the Merger.

Among other things, Bolt agreed to continue to operate in the ordinary course of business pending completion of the Merger, and agreed not to enter into certain transactions, such as making acquisitions or dispositions, making capital transactions or instituting litigation or settling legal proceedings prior to completion of the Merger. GoFish’s covenants include its agreement to assume the expenses incurred by Bolt in connection with the Merger, although to the extent that these expenses exceed $250,000, GoFish will have recourse to the escrowed shares. GoFish also agreed to list the shares of GoFish common stock to be issued in the Merger, to make all necessary securities law filings in connection with the Merger.

Termination of Merger Agreement

The Merger Agreement may be terminated for a number of reasons, including by mutual agreement of GoFish and Bolt, by either party if the Merger is not consummated by April 29, 2007. If GoFish does not complete the Merger for any reasons other than those permitted by the Merger Agreement, then Bolt will be entitled to a cash payment of $1,500,000, and if Bolt does not complete the Merger for reasons other than those permitted, then GoFish will be entitled to receive either $1.75 million in cash or shares of Bolt common stock equal to 7.5% of Bolt’s outstanding capital stock, although if Bolt terminates the Merger Agreement in favor of an alternate transaction, Bolt shall pay to GoFish either $5,000,000 in cash or 25% of the proceeds of the alternate transaction. GoFish agreed to deposit $1,500,000 into escrow, and Bolt agreed to deposit either $1.75 million in cash or Bolt shares equal to 7.5% of its capital stock into escrow, in each case within five days of signing the Merger Agreement to support their respective “breakup fee” obligations. A copy of the form of Escrow Agreement to be entered into in this connection is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Form of Agreement and Plan of Merger, dated as of February 11, 2007, by and among GoFish Corporation, BM Acquisition Corp., Inc., Bolt, Inc., a/k/a Bolt Media, Inc. and the Indemnification Representative (schedules omitted)

10.2	Form of Escrow Agreement, to be dated as of the Closing Date, among GoFish Corporation, US Bank and Trust Company NA and the Indemnification Representative

10.3	Form of Lock-Up Agreement, to be dated the Closing Date, between GoFish Corporation and the Persons to whom GoFish Common Stock Will Be Issued in the Merger

10.4	Form of Registration Rights Agreement, to be dated as of the Closing Date, between GoFish Corporation and the Persons to whom GoFish Common Stock Will Be Issued in the Merger

10.5
Form of Employment Agreement, to be dated as of the Closing Date, between GoFish Corporation (or alternatively, the Surviving Corporation) and Certain of the Managing Shareholders (certain individualized terms omitted)

10.6	Form of Stockholders Support Agreement, dated as of February 11, 2007, among GoFish Corporation and Aaron Cohen, Jason Gould and Lou Kerner

10.7	Form of Escrow Agreement, to be dated as of February 11, 2007, by and among GoFish Corporation, Bolt, Inc., a/k/a Bolt Media, Inc. and US Bank and Trust Company NA as Escrow Agent

99.1	Press Release issued February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoFish Corporation

/s/ Michael Downing
Name: Michael Downing Title: Chief Executive Officer
Dated: February 12, 2007

EXHIBIT INDEX

(d) Exhibits.

Exhibit No.	Description
10.1
Form of Agreement and Plan of Merger, dated as of February 11, 2007, by and among GoFish Corporation, BM Acquisition Corp., Inc., Bolt, Inc., a/k/a Bolt Media, Inc. and the Indemnification Representative (schedules omitted)

10.2	Form of Escrow Agreement, to be dated as of the Closing Date, among GoFish Corporation, US Bank and Trust Company NA and the Indemnification Representative

10.3	Form of Lock-Up Agreement, to be dated the Closing Date, between GoFish Corporation and the Persons to whom GoFish Common Stock Will Be Issued in the Merger

10.4	Form of Registration Rights Agreement, to be dated as of the Closing Date, between GoFish Corporation and the Persons to whom GoFish Common Stock Will Be Issued in the Merger

10.5
Form of Employment Agreement, to be dated as of the Closing Date, between GoFish Corporation (or alternatively, the Surviving Corporation) and Certain of the Managing Shareholders (certain individualized terms omitted)

10.6	Form of Stockholders Support Agreement, dated as of February 11, 2007, among GoFish Corporation and Aaron Cohen, Jason Gould and Lou Kerner

10.7	Form of Escrow Agreement, to be dated as of February 11, 2007, by and among GoFish Corporation, Bolt, Inc., a/k/a Bolt Media, Inc. and US Bank and Trust Company as Escrow Agent

99.1	Press Release issued February 12, 2007.